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                        ALLBRITTON COMMUNICATIONS COMPANY

                                  $275,000,000

                 9 3/4% SENIOR SUBORDINATED DEBENTURES DUE 2007

                         -------------------------------

                             SUPPLEMENTAL INDENTURE

                          Dated as of DECEMBER 21, 2002

                                       to

                                    INDENTURE

                          Dated as of FEBRUARY 6, 1996

                         -------------------------------

                      STATE STREET BANK AND TRUST COMPANY,

                                     Trustee


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         THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of
December 21, 2002, by and between ALLBRITTON COMMUNICATIONS COMPANY, a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee"), under the Indenture (as defined below). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

         WHEREAS, the Company and the Trustee previously duly executed, and the Company duly delivered to the Trustee, an Indenture dated as of February 6, 1996 ("Indenture"), relating to $275,000,000 aggregate principal amount of the Company's 9 3/4% Senior Subordinated Debentures due 2007 (the "Debentures");

         WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee have obtained the consent of the Holders of at least a majority in principal amount of the outstanding Debentures to the amendments made hereby;

         WHEREAS, the Board of Directors of the Company has authorized the execution of this Supplemental Indenture and its delivery to the Trustee;

         WHEREAS, the Company has delivered an Officers' Certificate and Opinion of Counsel to the Trustee pursuant to Sections 9.06 and 11.05 of the Indenture; and

         WHEREAS,   all  other  actions  necessary  to  make  this  Supplemental
Indenture a legal, valid and binding obligation of the parties hereto in accordance with its terms and the terms of the Indenture have been performed;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee hereby mutually covenant and agree for the equal and proportionate benefit of all Holders of the Debentures as follows:

                                   ARTICLE I
                                   AMENDMENTS

         At the Effective Date (as defined in Section 2.4 below) the terms of the Debentures and the Indenture shall be amended as follows:

         SECTION 1.1. Section 1.01 of the Indenture is hereby amended to delete the following defined terms: "Acquired Debt," "Broadcast Related Assets," "Capital Lease Facility," "Consolidated Net Income," "Consolidated Net Worth," "Cumulative Total Interest Expense," "Debt to Operating Cash Flow," "Disqualified Stock," "Investments," "Operation Cash Flow," "Permitted Investments," "Permitted Liens," "Refinancing," "Restricted Investment," and "Total Interest Expense."

         SECTION 1.2. Section 1.01 of the Indenture is hereby amended to delete the definition of "Permitted Asset Swap" in its entirety and to replace it with the following:

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                  "Permitted Asset Swap" means a disposition by ACC or
         any Restricted Subsidiary of the broadcast operations of a television station (excluding WJLA) for like kind broadcast assets (or a controlling interest in the Capital Stock of a Person owning like kind broadcast assets); provided that ACC's Board of Directors shall have approved such disposition and exchange and determined the fair market value of the assets subject to such transaction as evidenced by a board resolution set forth in an Officers' Certificate or such fair market value has been determined by a written opinion of an
         investment   banking  firm  of  national  standing  or  other
         recognized independent expert with experience appraising the terms and conditions of the type of transaction contemplated thereby."


         SECTION 1.3.  Sections 4.03,  4.04, 4.05, 4.07, 4.08, 4.09, 4.11, 4.12,
4.13, 4.14,  5.01,  6.01(c),  6.01(d),  6.01(e) and 6.01(f) of the Indenture are
hereby deleted in their entirety and each such Section is hereby replaced with the phrase "Intentionally Omitted."

         SECTION 1.4. Section 4.10 of the Indenture is hereby amended to delete the proviso to clause (ii) in the first sentence of the first paragraph thereof.

         SECTION 1.5. Section 5.02 of the Indenture is hereby amended in its entirety and replaced as follows:

         "SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of ACC, the successor corporation, limited liability company or other entity formed by such consolidation or into or with which ACC is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "ACC" or the "Company" shall refer instead to the successor corporation, limited liability company or other entity, and not to ACC), and may exercise every right and power of ACC under this Indenture with the same effect as if such successor Person had been named as ACC herein."

         SECTION 1.6. Sections 6.01(g) and 6.01(h) of the Indenture shall be deleted in their entirety and replaced as follows:

            "(g) ACC pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the  appointment of a Custodian of it or for all or substantially all of its property,


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                  (iv)  makes  a  general  assignment  for  the  benefit  of its creditors, or

                  (v) generally is not paying its debts as they become due;

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against ACC in an involuntary case,

                  (ii) appoints a Custodian of ACC or for all or substantially all of the property of ACC, or

                  (iii) orders the liquidation of ACC;

and the order or decree remains unstayed and in effect for 60 consecutive days.

                                   ARTICLE II
                                  MISCELLANEOUS

         SECTION 2.1. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(A) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture and (B) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not any particular Article, Section or other subdivision.

         SECTION 2.2. On the Effective Date, the Indenture shall be modified in accordance therewith, but except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

         SECTION 2.3. On the Effective Date, this Supplemental Indenture shall form a part of the Indenture and the Supplemental Indenture and the Indenture shall be read, taken and construed as one and the same instrument for all purposes, and every holder of Debentures heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

         SECTION 2.4. This Supplemental Indenture shall become effective, and the effective date (the "Effective Date") shall be deemed to have occurred, upon the receipt by the Trustee of a written notice from the Company that the conditions to the Offer to Purchase the Debentures and Consent Solicitation dated December 6, 2002, have been satisfied or waived by the Company and that the Company has accepted all validly tendered Debentures for payment.

         SECTION 2.5. The Trustee accepts the amendment to the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the


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Trustee,  which terms and  provisions  shall in like manner define and limit the
Trustee's liabilities in the performance of the trust created by the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company and makes no
representations   as  to  the  validity  or  sufficiency  of  this  Supplemental
Indenture, except as to the due and valid execution hereof by the Trustee, and shall incur no liability or responsibility in respect of the validity thereof. The Trustee's execution of this Supplemental Indenture should not be construed to be an approval or disapproval of the advisability of the amendments to the Indenture provided herein.

         SECTION 2.6. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         SECTION 2.7. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

         SECTION 2.8. The Company shall compensate and indemnify the Trustee in respect of this Supplemental Indenture to the same extent as set forth in
Section 7.07 of the Indenture.



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         IN WITNESS  WHEREOF,  the parties hereto have caused this  Supplemental
Indenture to be duly executed, and the Company has caused its corporate seal to be hereunto affixed, all as of the day and year first above written.

                           ALLBRITTON COMMUNICATIONS COMPANY



                           By: /s/ Stephen P. Gibson
                           Name:  Stephen P. Gibson
                           Title:  Senior Vice President-Chief Financial Officer


                           (SEAL)




                           STATE STREET BANK AND TRUST COMPANY



                           By:  /s/ Earl W. Dennison
                           Name:  Earl W. Dennison
                           Title:  Vice President